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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-73314, 333-73316 and 333-120130 on Form S-8 of our reports dated March 11, 2008, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment in 2006), relating to the consolidated financial statements and financial statement schedule of Alliance Imaging, Inc., and the effectiveness of Alliance Imaging Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K of for the year ended December 31, 2007.

Costa Mesa, California
March 11, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM